SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2004

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On January 19, 2004, Goodrich Corporation (“Goodrich”) issued a press release announcing that BFGoodrich Capital will redeem all of its outstanding 8.30% Cumulative Quarterly Income Preferred Securities, Series A (“QUIPS”). A copy of such press release is furnished as Exhibit 99.1 hereto.

     The press release stated that stronger than expected cash flow from operations during the fourth quarter and full-year 2003 was a significant contributor to Goodrich’s decision to redeem the QUIPS at this time, and that full details of Goodrich’s cash flow from operations will be discussed as part of its fourth quarter and full-year 2003 results release, currently scheduled for February 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: January 20, 2004	By:	/s/ Kenneth L. Wagner Kenneth L. Wagner Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation Press Release dated January 19, 2004 titled “Goodrich Corporation to Redeem BFGoodrich Capital 8.30% Cumulative Quarterly Income Preferred Securities, Series A (QUIPS)”